UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7180 SW Sandburg St., Ste. 100 Tigard, Oregon	97223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 15, 2014, Bioject Medical Technologies Inc. (“Bioject”) issued a press release announcing its unaudited financial results for the second quarter ended June 30, 2014. The press release includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. The press release issued August 15, 2014, is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01 Other Events

On August 11, 2014, the Board of Directors of Bioject Medical Technologies, Inc. approved two secured notes for advances of capital made to Bioject, due to a cash flow shortfall in June 2014. The Mark A. Logomasini & Associates, Inc. SEP Fund (“SEP”) and Amir Ness advanced Bioject $100,000 and $50,000, respectively, on June 23, and June 25, 2014, respectfully, with the understanding that such short-term advances would have an interest rate similar to a factoring loan, would be secured by certain receivables of Bioject, in the case of Mr. Ness would be guaranteed by Mark Logomasini and the SEP would not incur losses. The notes have a simple, non-compounded monthly interest rate of 2% and mature on August 22, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed or furnished herewith and this list is intended to constitute the exhibit index:

10.1	Form of Note from Bioject to the Mark A. Logomasini & Associates, Inc. SEP Fund in the principal amount of $100,000, dated June 23, 2014.

10.2	Form of Note from Bioject to Amir Ness in the principal amount of $50,000, dated June 25, 2014.

10.3	Form of Security Agreement by and among Bioject, the SEP and Amir Ness dated June 25, 2014.

99.1	Press release issued by Bioject Medical Technologies Inc. dated August 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014	BIOJECT MEDICAL TECHNOLOGIES INC. (Registrant)

/s/ Tony K. Chow
Tony K. Chow
Chief Financial Officer
(Principal Financial and Accounting Officer)